                                                                     Exhibit 4.1

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The Common Shares or Preferred Shares or other Shares represented by this certificate are subject to restrictions on transfer for the purpose of the Trust & maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as provided in the Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Common Shares in excess of 9.9% of the number of outstanding Common Shares, (ii) Beneficially or Constructively Own Shares of any class or series of Preferred Shares in excess of 9.9% of the number of outstanding Preferred Shares of such class or series,
(iii) Beneficially Own Shares that would result in the Shares being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own Shares that would result in the Trust being "closely held" under Section 856(h) of the Code, or (v) Constructively Own Shares that would cause the Trust to Constructively Own 10% or more of the ownership interests in a tenant of the Trust's real property within the meaning of Section 856(d)(2)(8) of the Code. Any Person who attempts to Beneficially or Constructively Own Shares in excess of the above limitations must immediately notify the Trust in writing. If any restrictions above are violated, the Shares represented hereby will be transferred automatically to a Share Trust and shall be designated Shares-In-Trust to a trustee of a trust for the benefit of one or more charitable beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Trust's Amended and Restated Declaration of Trust, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Shareholder who so requests. Such requests must be made to the Secretary of the Trust at its principal office or to the transfer agent.
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   NUMBER                                                          SHARES

     CA

                            CAPITAL AUTOMOTIVE REIT
               A REAL ESTATE INVESTMENT TRUST FORMED UNDER THE
                         LAWS OF THE STATE OF MARYLAND

     COMMON SHARES
 OF BENEFICIAL INTEREST                                        SEE REVERSE FOR
PAR VALUE $.01 PER SHARE                                     CERTAIN DEFINITIONS

                                                              CUSIP 139733 10 9

THIS CERTIFIES THAT






is the owner of

     FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST,
                         PAR VALUE $.01 PER SHARE, OF

                             CERTIFICATE OF STOCK

Capital Automotive REIT (the "Trust") transferable on the books of the Trust in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Trust's Declaration of Trust and Bylaws and any amendments thereof, copies of which are on file with the transfer agent, to all the provisions of which the holder hereof by acceptance of this certificate assents. This certificate is not valid until countersigned and registered by the transfer agent and registrar.

        Witness the facsimile Seal of the Trust and the facsimile signatures of its duly authorized officers.


Dated:                                             COUNTERSIGNED AND REGISTERED:
                               [SEAL OF CAPITAL       AMERICAN STOCK TRANSFER &
                                AUTOMOTIVE REIT         TRUST COMPANY (NEW YORK,
                                APPEARS HERE]           N.Y.) TRANSFER AGENT AND
                                                        REGISTRAR

                                                    BY

                                                          AUTHORIZED SIGNATURE


   [SIGNATURE                                            [SIGNATURE
  APPEARS HERE]                                         APPEARS HERE]
    PRESIDENT                                            SECRETARY

     The Trust will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the difference in the relative rights and preferences between the shares of each series, to the extent that they have been set, and the authority of the Board of Trustees to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Trust at its principal office or to the transfer agent.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common                    UNIF GIFT MIN ACT-_____________________ Custodian ___________________
     TEN ENT - as tenants by the entireties                                    (Cust)                          (Minor)
     JT TEN  - as joint tenants with right                               under Uniform Gifts to Minors
               of survivorship and not as tenants                        Act ________________________
               in common                                                           (State)

                              Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE
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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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______________________________________ Common Shares of Beneficial Interest, par
value $.01 per share, represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer the said Shares on the books of the within-named Trust with full power of substitution in the premises.

Dated, _________________________



                                         (Sign here)
                                                    ----------------------------


                                     -------------------------------------------
                            NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.





     SIGNATURE(S) GUARANTEED:
                              --------------------------------------------------
                              THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                              ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                              STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM). PURSUANT TO S.E.C. RULE 17Ad-15


KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.